U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

AVANI INTERNATIONAL GROUP INC.

 (Name of Small Business Issuer in its charter)

 Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2

 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number 604-525-2386.

Item 1. Change of Control.

On June 20, 2003, the Company entered into two separate Investment Agreements with Vee Voon Meng and Yip Sow Yen pursuant to which each party agreed to purchase 2,500,000 shares of common stock of the Company at a price per share equal to $0.06. The total consideration to be received by the Company is $300,000. On July 17, 2003 and July 24, 2003, Voon Meng paid $71,281.25 and $12,591.88, respectively, to the Company. On the same dates, Yip Sow Yen paid $70,000 and $12,591.88, respectively, to the Company. The Company expects the remaining amounts due under the Investments Agreements to be paid by each such party within the next 30-45 days. Immediately prior to the transactions, a total of 9,522,698 shares of common stock were issued and outstanding, and immediately after the transactions (assuming full payment and no other intervening transactions), a total of 14,522,698 shares of common stock will be issued and outstanding. After giving effect to the transactions (after payment of the full consideration), each investor will become a 17.2% shareholder of the Company as indicated in the table below.

In connection with the transactions, the Company agreed to pay a finder’s fee to Tee Ah Siew, a consultant to the Company. The finder’s fee is 10% of the total cash received or $30,000, and certain stock purchase warrants to acquire 1,500,000 shares of common stock of the Company. The stock purchase warrants are exercisable at $0.06 per share and expire five years from the funding date.

The following table reflects the beneficial ownership of common stock of the Company held each party as of the date of the transaction described herein (after giving effect to the transactions assuming payment ). The following table is based upon 14,522,698 issued and outstanding shares of common stock of the Company as of the date of the transactions.

Name and Address                        Amount and nature                                          Percent

of Beneficial Owner                     Beneficial Ownership(1)                                   of Class

-------               ---------------                -------

Yip Sow Yen

2,500,000

17.2%

No.5, Jalan SS3/98

47300 Petaling Jaya

 Selangor Darul Ehsan, Malaysia

Vee Voon Meng

2,500,000

17.2%

35, Tingkat 01

JalanBesar 18300

Gua Musang,  Malaysia

Tee Ah Siew

2,120,000(2)

12.8%

No.6 Jalan 7, Kaw 15

Taman Seng Chai

Off Jalan Bukit Kuda,

41300 Kelang,

Selangor Darul Ehsan, Malaysia.

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(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). The amount represents 70,000 shares of common stock held by such person, and stock purchase warrants or common stock options to acquire a total of 2,050,000 shares of common stock of the Company as described below. Ms. Siew received options as a consultant to the Company to acquire 550,000 shares of common stock of the Company. Of this amount, options for 50,000 shares of common stock expire on September 27, 2006. They are exercisable at; $0.05 per share if exercised prior to September 26, 2003, $0.06 per share if exercised prior to September 26, 2005, and  $0.07 per share if exercised prior to September 26, 2006. The remaining options for 500,000 shares of common stock are exercisable at $0.05 per share and expire June 9, 2006. As described above, Ms. Siew will be granted stock purchase warrants for 1,500,000 shares of common stock as a finder in connection with the above transactions. The stock purchase warrants are exercisable at $0.06 per share and expire five years from the funding date.

Item 7. Financial Statements and Exhibits.

(c). Exhibits

10(xxxx) Investment Agreement dated the 20th  day of June 2003 by and between the Company and Yip Sow Yen.

10(xxxxi) Investment Agreement dated the 20th  day of June, 2003 by and between the Company and Vee Voon Meng.

10(xxxxii) Finder’s Fee Agreement dated the 20th  day of  June , 2003 by and between the Company and Tee Ah Siew.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

July 31, 2003

/s/ Dennis Robinson

Dennis Robinson

Treasurer